Exhibit 10.7

Second Amendment to the
FOSTER WHEELER
Annual Executive Short-Term Incentive Plan
(As Amended and Restated Effective January 1, 2006)

The Foster Wheeler Annual Executive Short-Term Incentive Plan (the “Plan”) is hereby amended as follows, pursuant to resolutions adopted by the Foster Wheeler Ltd. Board of Directors at its meeting held December 8, 2008 (the “Resolutions”):

1.             The first sentence of Section 1.01 is replaced in its entirety with the following language:

Foster Wheeler Ltd. (“FWL”) established the Foster Wheeler Annual Executive Short-Term Incentive Plan (the “Plan”) effective January 1, 2002.  The Plan was subsequently amended and restated effective January 1, 2006, and further amended on May 6, 2008.  FWL moved the place of organization of the parent company of its group of companies from Bermuda to Switzerland by means of a scheme of arrangement (“Scheme of Arrangement”) between FWL and Foster Wheeler AG, a wholly-owned subsidiary of FWL registered in Switzerland, and certain related agreements described in FWL’s Proxy Statement for the Special Court-Ordered Meeting of Common Shareholders held on January 27, 2009.  Effective upon the completion of the Scheme of Arrangement, Foster Wheeler AG, a Swiss company (the “Company”) assumed the Plan.

2.             Section 2.05 is replaced in its entirety with the following language:

2.05        Company.

“Company” shall mean Foster Wheeler AG.

3.             Section 2.10 is replaced in its entirety with the following language:

2.10        Senior Executive.

“Senior Executive” shall mean those persons defined as such in the Foster Wheeler AG Compensation Committee Charter and such other senior executives whom the CEO may designate from time-to-time as being covered by the Plan; provided, however, that in all cases, all officers (as the term is defined in Rule 16a-1 of the Securities Exchange Act) of the Company and all named executive officers (as the term is defined in 17 CFR 229.402) of the Company shall be deemed to be Senior Executives for the purposes of this Plan.

4.             The Amendment shall take effect upon the completion of the Scheme of Arrangement (as described in the Resolutions) and shall apply to all awards outstanding on, and/or made after, the completion of the Scheme of Arrangement.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Plan to be executed.

FOSTER WHEELER LTD.

By:	/s/ Peter J. Ganz
Name:	Peter J. Ganz
Title:	Exec. V.P., General Counsel & Secretary